Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of Alpha Arizona Corp. of our report dated April 11, 2008, relating to our audit of the financial statements of Alpha Security Group Corporation, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Proxy Statement/Prospectus.

/S/ McGLADREY & PULLEN LLP
New York, New York
January 23, 2009